Exhibit 99.1

iRhythm Technologies Announces CFO Transition

SAN FRANCISCO, June 4, 2020 -- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital health care solutions company focused on the advancement of cardiac care, announced today that Douglas Devine has been appointed Chief Financial Officer (CFO), effective June 22, 2020. Mr. Devine will succeed Matthew Garrett, who has decided to step down from the role. Mr. Garrett has agreed to assist in a well-ordered transition of his CFO responsibilities and will remain at iRhythm in an advisory role for up to a year to assist with special projects.

“On behalf of everyone at iRhythm and our Board of Directors, I want to thank Matt for his many contributions during his tenure with the company, including his strong leadership through iRhythm's IPO and follow-on offering, as well as numerous other transactions that enabled our growth and positioned us well for future financial stability,” said Kevin King, CEO. “We appreciate his dedication and wish him all the best beyond iRhythm."

“It has been a privilege to serve as iRhythm’s CFO for the past seven and a half years, and to see the impact that we are making in fundamentally transforming how cardiac arrhythmias are diagnosed. I’m proud to have been part of this important healthcare advancement,” said Matthew Garrett. “It has also been an honor to have worked alongside colleagues that are truly dedicated to bringing to market superior solutions that improve the quality of life of our customers and their patients.”

Mr. King also stated, “I am delighted to welcome Doug to iRhythm. We are fortunate to have a strong finance team, and now a smooth transition plan in place with Doug immediately stepping into the CFO role. His expansive financial experience and track record leading large, complex technology organizations provides not only continuity for our team, but readily enables us to make the next stride forward in operational growth and financial performance."

Douglas Devine brings more than 25 years of financial leadership experience to iRhythm, including a track record of success in fund raising, influencing business strategy, driving cost reductions, and implementing financial systems. He joins the company from GlobalFoundries, a multi-billion dollar semiconductor foundry, where he has been the Chief Financial Officer.

“iRhythm Technologies has impressed me with its team, culture, board, unique products and growth potential,” said Douglas Devine. “I’m very excited to join the team and look forward to exciting times ahead.”

Devine holds an MBA from the University of Michigan and a BS in Engineering from the University of Michigan. He also has earned his CPA certification.

About iRhythm Technologies, Inc. iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the CFO transition and employment matters related thereto. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filing made with the Securities and Exchange Commission on the Form 10-Q on May 8, 2020. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Relations Contact:	Media Contact:
Lynn Pieper Lewis or Leigh Salvo	Saige Smith
(415) 937-5404	(262) 289-7065
investors@irhythmtech.com	irhythm@highwirepr.com